Exhibit 99.1

Ensysce Biosciences Announces Acquisition of Cy Biopharma and up to $77 Million Private Financing

Acquisition includes clinical-stage neuroplastogenic therapy with U.S. FDA Orphan Drug Designation for the treatment of Complex Regional Pain Syndrome (CRPS)

$21.5 million in private placement financing at initial close plus $17.1 million of Cy Biopharma’s cash and cash equivalents from a pre-acquisition convertible note financing and up to $38.6 million upon achievement of clinical trial milestone

Pro forma cash expected to fund CY-200 through Phase 2 proof-of-concept data and into registrational development

SAN DIEGO, CA, August 6, 2026 — Ensysce Biosciences, Inc. (NASDAQ: ENSC) (“Ensysce” or the “Company”) today announced it has completed the acquisition of Cy Biopharma, Inc. (“Cy Biopharma”), a privately held clinical-stage biotechnology company developing novel neuroplastogenic therapies for Complex Regional Pain Syndrome (“CRPS”). Concurrent with the acquisition that brought in $17.1 million in cash from a pre-acquisition convertible note financing, Ensysce entered into a definitive agreement for the sale of Series C non-voting convertible preferred stock (with a conversion ratio of preferred to common at 1:1,000) (the “Series C Preferred Stock”) in a private placement financing, which is expected to result in gross proceeds to the Company of approximately $21.5 million at the initial close before deducting placement agent fees and other offering and transaction expenses, and includes up to a $38.6 million follow-on tranche that is expected to fund development of CY-200 into 2028.

The private placement financing was led by Ally Bridge Group and included participation from Perceptive Advisors, Dellora Investments, Ikarian Capital and Adage Capital Partners, L.P.

The proceeds from the investment will support the advancement of CY-200 as a novel approach to treating CRPS Type 1, which has received U.S. Food and Drug Administration (FDA) Orphan Drug Designation. The funds are expected to carry CY-200 through key clinical milestones, including topline data from a randomized Phase 2 clinical trial assessing the efficacy, safety and tolerability of CY-200 for symptom alleviation in participants with CRPS Type 1, and to prepare for registrational development. Importantly, the Company believes the Orphan Drug Designation will provide critical regulatory and commercial advantages.

“Cy Biopharma’s neuroplastogenic approach to CRPS was the most compelling opportunity we evaluated, and the Board of Directors of Ensysce believes this acquisition represents a significant value creation opportunity for Ensysce stockholders. The clinical data supporting CY-200 and Cy Biopharma’s approach to treating the devastating condition of Complex Regional Pain Syndrome reinforced our conviction for this program. The concurrent private placement financing was intentionally sized to support Cy Biopharma’s immediate strategic objectives while maintaining financial discipline, and allow Cy Biopharma to progress its lead candidate in a pain market valued over $1 billion for which there is currently no approved therapy. Concurrently, Ensysce intends to continue progressing PF614-MPAR, which represents what we believe is a fundamentally new approach to opioid safety, through its PF614-MPAR-102 study with the financial support of the National Institute on Drug Abuse,” said Dr. Lynn Kirkpatrick, Chief Executive Officer of Ensysce.

CRPS is among the most severe chronic pain disorders, with few effective treatment options and significant physical, psychological and socioeconomic burden. Cy Biopharma has developed therapies designed to address the underlying neurobiology of CRPS rather than simply managing symptoms. Cy Biopharma’s development strategy combines rigorous clinical science with an efficient regulatory pathway intended to accelerate the delivery of innovative therapies to patients with significant unmet medical need.

“Our mission has always been straightforward: to develop a therapy capable of meaningfully changing the lives of patients living with Complex Regional Pain Syndrome,” said James Morrison, Founder and Chief Executive Officer of Cy Biopharma. “This transaction provides the capital, public market platform and strategic flexibility to help us execute that mission. We believe the upcoming Phase 2 topline data for CY-200 will demonstrate the potential of this approach for patients who today have no approved treatment option. Beyond CY-200, our pipeline of differentiated new chemical entities is designed to increase stress resilience, strengthen descending pain control and promote neuroplasticity. We believe we are entering the public markets at the point where clinical execution – not financing – can be our primary near-term focus, and we are looking forward to an exciting second half of the year.”

Management and Organization

Following completion of the transaction, James Morrison, Founder and Chief Executive Officer of Cy Biopharma, will serve as President of the Company and will join its Board of Directors.

About the Acquisition and Private Placement Financing

The acquisition is structured as a stock-for-stock merger, pursuant to which all outstanding equity interests of Cy Biopharma will be exchanged based on a fixed exchange ratio for an aggregate of 282,122 shares of Series C Preferred Stock (representing 282,122,000 shares on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations). Concurrent with the acquisition, the Company entered into a definitive agreement for a private placement financing to raise an aggregate of approximately $43 million in gross proceeds over two tranches, in which the investors will be issued an aggregate of 120,260 shares of Series C Preferred Stock (representing 120,260,000 shares on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations) at a price of $321.79 per share (or $0.32179 per share on an as-converted basis) for the initial tranche of 66,811 shares of Series C Preferred Stock, and a price of $402.24 per share (or $0.40224 per share on an as-converted basis) for the second tranche of up to 53,449 shares of Series C Preferred Stock (the “Milestone Closing”). The first tranche of the private placement is expected to close on August 7, 2026, and the Milestone Closing will close subject to achievement of a clinical trial milestone. Concurrently, the Company also resolved all existing contractual matters with a third party in exchange for the conversion of its outstanding Series B Preferred Stock and warrants into common stock and Series C Preferred Stock, subject to beneficial ownership limitations. Subject to Company stockholder approval in accordance with Nasdaq listing rules, each share of Series C Preferred Stock will automatically convert into 1,000 shares of common stock, subject to beneficial ownership limitations. Following stockholder approval, ownership of the Company, on a fully diluted basis not including any shares that may be issued in the Milestone Closing, will be approximately 73.86% for Cy Biopharma’s former equityholders, approximately 7.57% for the Company and approximately 17.49% for new investors in the private placement with a combined fully diluted equity value of approximately $101.4 million (excluding transaction fees).

The acquisition was approved by the Board of Directors of the Company and the Board of Directors and stockholders of Cy Biopharma. The closings of the acquisition and the private placement are not subject to the approval of the Company’s stockholders. The approval of the Company’s stockholders is required, among other things, under Nasdaq listing rules in order for the Series C Preferred Stock to be converted into shares of Company common stock, and the Company is required under the terms of the financing to hold a stockholder meeting to obtain this vote.

Advisors

Troutman Pepper Locke LLP served as legal counsel to Ensysce. Orrick, Herrington & Sutcliffe LLP served as legal counsel to Cy Biopharma. Wedbush Securities Inc. served as the exclusive financial advisor to Cy Biopharma. Tungsten Advisors served as the exclusive financial advisor to Ensysce. H.C. Wainwright provided the fairness opinion for the transaction.

Cantor and UBS Investment Bank served as placement agents for the private placement financing. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. served as legal counsel to the placement agents.

About Ensysce Biosciences

Ensysce Biosciences is a clinical-stage company with a goal of disrupting the analgesic landscape by introducing a new class of highly novel opioids for the treatment of severe pain. Leveraging its Trypsin-Activated Abuse Protection (TAAP™) and Multi-Pill Abuse Resistance (MPAR®) platforms, the Company is developing unique, tamper-proof treatment options for pain that minimize the risk of both drug abuse and overdose. Ensysce’s products are anticipated to provide safer options to treat patients suffering from severe pain and assist in preventing deaths caused by medication abuse. For more information, please visit www.ensysce.com.

About Cy Biopharma

Cy Biopharma is a clinical-stage biotechnology company developing novel neuroplastogenic therapies for severe chronic pain disorders. The company is advancing innovative treatments designed to address the underlying mechanisms of Complex Regional Pain Syndrome with the goal of delivering durable clinical benefit for patients with significant unmet medical need. For more information, please visit www.cybiopharma.com.

Forward-Looking Statements

Statements contained in this press release that are not purely historical may be deemed to be forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. Without limiting the foregoing, the use of words such as “may,” “intends,” “might,” “will,” “expect,” “plan,” “possible,” “believe” and other similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon management’s estimates and forecasts and reflect the current views, assumptions, expectations and opinions of the Company as of the date hereof. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expected, including (i) possible Nasdaq delisting; (ii) failure to obtain stockholder approval for the conversion of the Series C non-voting convertible preferred stock into shares of common stock of the combined company; (iii) risks related to the combined company’s ability to manage its operating expenses and its expenses associated with the acquisition; (iv) unexpected costs, charges or expenses resulting from the acquisition; (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the acquisition; (vi) the uncertainties associated with the combined company’s product candidates, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement and completion of clinical trials, studies and evaluations; (vii) risks related to the inability of the combined company to obtain sufficient additional capital, including the continuation of government funding, to continue to advance these or other product candidates; (viii) failure to achieve the clinical trial milestone for the Milestone Closing; (ix) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (x) risks related to the failure to realize any value from product candidates currently being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and (xi) risks associated with the possible failure to realize certain anticipated benefits of the acquisition, including with respect to future financial and operating results. These statements are also subject to risks and uncertainties described in Ensysce’s most recent annual report on Form 10-K and quarterly report on Form 10-Q and in other filings that it makes with the U.S. Securities and Exchange Commission (the “SEC”), available at www.sec.gov. Any forward-looking statement speaks only as of the date on which it was made. Ensysce undertakes no obligation to publicly update or revise any forward-looking statement, except as required under applicable law.

No Offer or Solicitation; Important Information About the Acquisition and Where to Find It

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the acquisition and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company or Cy Biopharma, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

The Company expects to file a proxy statement with the SEC relating to the approval of the conversion of the Series C Preferred Stock and other matters related to the conversion of the Series C Preferred Stock. The definitive proxy statement will be sent to all Company stockholders. Before making any voting decision, investors and security holders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the approval of the conversion of the Series C Preferred Stock and other matters related to the conversion of the Series C Preferred Stock as they become available because they will contain important information. Stockholders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

The Company, Cy Biopharma, and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the acquisition. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Ensysce Biosciences Company Contact:

Lynn Kirkpatrick, Ph.D.

Chief Executive Officer

(858) 263-4196

Ensysce Biosciences Investor Relations Contact:

Shannon Devine

MZ North America

Main: 203-741-8811

ENSC@mzgroup.us

Source: Ensysce Biosciences Inc.